UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2008

SENTO CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-06425	87-0284979
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

600 East Timpanogos Circle, Bldg. H Orem, Utah		84097
(Address of principal executive offices)		(Zip Code)

(801) 431-9200
(Registrant’s telephone number, including area code)

600 East Timpanogos Circle, Building H Orem, Utah 84097
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 23, 2008, Sento Corporation, a Utah corporation (“Sento”) closed the previously announced sale of its two wholly-owned subsidiaries that conduct business in Europe to R Systems International Limited (“R Systems”), an Indian corporation listed on both the Bombay Stock Exchange and the National Stock Exchange in Mumbai, India.

At closing, Sento received cash of approximately $1.48 million. An additional amount of approximately $520,000 has been placed in escrow and will be delivered to Sento upon preparation of a final closing statement and confirmation of Sento’s resolution of matters with certain former stockholders of Xtrasource, the entity from which Sento acquired the European subsidiaries in 2004. R Systems has assumed all remaining liabilities of the European subsidiaries as of the closing date. Sento has agreed not to compete with R Systems in Europe for two years.

Sento decided to sell the European operations to enhance its financial position and take advantage of certain opportunities existing within its U.S. business.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;

ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 28, 2008, Sento announced the resignation of Mr. Kim A Cooper as President and CEO and Mr. Michael Williams as COO of Sento, effective on January 23, 2008. Mr. Cooper also resigned as a member of the Board of Directors, as Chairman of the Board, and as a member of the Compensation Committee to the Board.

Sento announced that, effective January 24, 2008, Mr. Joseph Jacoboni was appointed as the interim President and CEO of Sento. Mr. Jacoboni developed the business concept and many of the state-of-the-art telecommunications/computer technologies that make low-cost telephone-based support outsourcing feasible. In 1991, he founded Software Support, Inc. (“SSI”), a third-party support company with two (2) employees. Mr. Jacoboni and his team grew SSI to over 1,100 employees with offices in Florida, Texas, and Utah. In 1996, he sold SSI to Matrixx Marketing (a division of Cincinnati Bell), which is now the publicly held Convergys Corporation (NYSE:CVG). Since the sale of SSI, Mr. Jacoboni has been involved as an entrepreneur and consultant in a number of businesses including PrimeConnections LLC and Ewayzone, Inc. Prior to his work with SSI, Mr. Jacoboni had been a marketing executive for computer and software companies such as Western Digital, Ratheon Data Systems, Maynard Electronics/Archive Corporation and Businessland.

Sento announced that, effective January 24, 2008, Mr. John Archdeacon was appointed as COO of Sento. Mr. Archdeacon has been involved as an entrepreneur and consultant in the technology field over the past several years. Prior to that time Mr. Archdeacon held executive level positions with leading technology companies such as Wynd (where he was VP-Customer Satisfaction), Adobe (where he was Director of Customer Support Services), and Aldus (where he was Director of Technical Support).

Sento also announced that, effective January 25, 2008, the Board of Directors had voted to expand the size of the board from six to seven members, and that Mr. Thomas T. Rooney and Mr. Dan McReynolds were appointed to fill the two vacancies on the Board of Directors.

Mr. Rooney has over 20 years of technology investment banking experience with the last three at The Chesapeake Group. Over this period he has had significant responsibilities with respect to equity trading, research and corporate finance. Mr. Rooney helped build one of the largest and most profitable software services practice on Wall Street first as an analyst and then as an investment banker. During this time he helped complete nearly 30 capital raising projects raising more than $2.5 billion and completed over $3 billion in M&A transactions. Mr. Rooney purchased 400 units of securities from us in December 2006 for an aggregate of $400,000 ($1,000 per unit), with each unit consisting of one share of our Series B Preferred Stock and one warrant to purchase 300 shares of our common stock, and the Chesapeake Group purchased an additional 100 units of securities in that same offering for an aggregate of $100,000. Additionally, the Chesapeake Group loaned us $249,167 in August 2007, for which we issued a promissory note.

Mr. McReynolds is the Chief Strategy Officer and a Principal of July, a financial services company. Mr. McReynolds is also an investment committee member of London-based Plutus Capital Management, LLP. Its most recent fund (Transeo - $500M) deploys hybrid, multi-industry global investment strategies that are at the intersection of Hedge Fund and Private Equity investing. He is also a director and partner of Velocity Advisors, Inc. a buyout advisory and investment firm. Mr. McReynolds is managing director of DGC Holdings, LLC a holding company and private investment and consulting firm which he founded advising senior management and directors of global companies in North America and Europe through all stages of acquisition and value-creation. Plutus Capital purchased 1000 units of securities from us in December 2006 for an aggregate of $1.0 million ($1,000 per unit), with each unit consisting of one share of our Series B Preferred Stock and one warrant to purchase 300 shares of our common stock, and purchased 16,667 shares of our Series C Preferred Stock for an aggregate of $16,667 ($1 per share) and loaned us $51,667 in August 2007, for which we issued a promissory note.

EXPLANATORY NOTE

The information in Item 7.01 and exhibit 99.01 is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On January 28, 2008, Sento issued a press release, a copy of which is attached hereto as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.01	Asset Purchase Agreement between R Systems International Limited and XtraSource Acquisition, Inc., and Sento Corporation, dated December 28, 2007	Attached.
99	Miscellaneous
99.01	Press Release dated January 28, 2008	Attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTO CORPORATION
Registrant

Dated: January 28, 2008	By:	/s/ Joseph Jacoboni
Joseph Jacoboni, interim President and CEO

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